Exhibit 5.1

WASTE MANAGEMENT

800 Capitol Street, Suite 3000

Houston, TX 77002

July 31, 2025

Waste Management, Inc.
800 Capitol Street, Suite 3000
Houston, Texas 77002

Waste Management Holdings, Inc.
800 Capitol Street, Suite 3000
Houston, Texas 77002

Waste Management, Inc. and Waste Management Holdings, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

I am Vice President and Corporate Secretary of Waste Management, Inc., a Delaware corporation (“WMI”), and have acted as General Counsel—Securities & Governance to WMI and Waste Management Holdings, Inc., a Delaware corporation (“Holdings”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement (filed July 31, 2025) on Form S-3 (the “Registration Statement”). The Registration Statement relates to (a) securities of WMI (the “WMI Securities”), including (i) debt securities of WMI (“Debt Securities”), (ii) common stock of WMI, par value $0.01 per share (“Common Stock”), (iii) preferred stock of WMI, par value $0.01 per share (“Preferred Stock”), (iv) warrants of WMI (“Warrants”), representing rights to purchase Debt Securities, Preferred Stock, Common Stock or other securities, property or assets pursuant to one or more warrant agreements (“Warrant Agreements”), and (v) units of WMI (“Units”) representing rights to, ownership of, or undivided beneficial ownership interests in, Debt Securities, shares of Common Stock, shares of Preferred Stock, debt obligations of third parties or Warrants relating to any of the foregoing; and (b) guarantees that Holdings may issue with respect to Debt Securities (“Holdings Guarantees,” and collectively with the WMI Securities, the “Securities”), all of which may be issued and sold from time to time in one or more series. WMI has advised me that the Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Registration Statement to which this opinion is an exhibit.

I have examined and relied upon executed originals or copies, certified or otherwise identified to my satisfaction, of (i) the Fourth Restated Certificate of Incorporation and Amended and Restated By-laws of WMI, each as amended to the date hereof; (ii) the Third Restated Certificate of Incorporation and Amended and Restated By-laws of Holdings, each as amended to the date hereof; (iii) resolutions adopted by the Board of Directors of WMI and Holdings; (iv) the Registration Statement; (v) the Indenture between WMI, formerly known as USA Waste Services, Inc., and The Bank of New York Mellon Trust Company, N.A. (the current successor to Texas Commerce Bank National Association), as trustee, dated September 10, 1997 (the “Senior Indenture”) relating to the senior Debt Securities, in the form incorporated as an exhibit to the Registration Statement; (vi) the Subordinated Indenture between WMI, formerly known as USA Waste Services, Inc., and The Bank of New York Mellon Trust Company, N.A. (the current successor to Texas Commerce Bank National Association), as trustee, dated February 1, 1997 (the “Subordinated Indenture”, and together with the Senior Indenture, the “Indentures”) relating to the subordinated Debt Securities, in the form incorporated as an exhibit to the Registration Statement; and (vii) such other certificates, statutes and other instruments and documents as I considered appropriate for purposes of the opinions hereafter expressed.

As to any facts material to the opinions contained herein, I have made no independent investigation of such facts and have relied, to the extent that I deemed such reliance proper, upon certificates of public officials and officers or other representatives of WMI and Holdings.

In rendering the opinions set forth below, I have assumed that (i) all information contained in all documents reviewed by me is true and correct; (ii) all signatures on all documents examined by me are genuine; (iii) all documents submitted to me as originals are authentic and complete and all documents submitted to me as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by me had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of WMI or Holdings) any document reviewed by me had authority to sign in such capacity; (vi) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws; (vii) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and an applicable prospectus supplement; (ix) each of the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture or other instruments establishing a series of Debt Securities to be issued under either of the Indentures, has been or will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by me or with changes that do not affect the opinions given hereunder; (x) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, that WMI will have at least such number of shares of Common Stock or Preferred Stock authorized, created and, if appropriate, reserved for issuance; (xi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by WMI and the other parties thereto; and (xii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or sold will at the time of such offering or sale have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that:

(a)   With respect to Debt Securities, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939; (ii) the Board of Directors of WMI (the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon WMI or any of its assets or properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over WMI or any of its assets or properties; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or persons duly authorized thereby, then upon payment of the consideration therefor provided therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of WMI, enforceable against WMI in accordance with their terms and will be entitled to the benefits of the applicable Indenture.

(b)   With respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other security in accordance with the terms of the security or the instrument governing the security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock) or persons duly authorized thereby, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(c)   With respect to shares of any series of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware as required under Section 151 of the General Corporation law of the State of Delaware (the “DGCL”); and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (B) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock) or persons duly authorized thereby, the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

(d)   With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by WMI and the warrant agent appointed by WMI; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board or persons duly authorized thereby, then upon payment of the consideration therefor provided therein, the Warrants will be legally issued and will constitute valid and binding obligations of WMI.

(e)   With respect to Units, when (i) the purchase agreement for the Units has been duly authorized and validly executed by the parties thereto, (ii) the Board has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board or persons duly authorized thereby, then upon payment of the consideration therefor provided therein, the Units will be legally issued and will constitute valid and binding obligations of WMI.

(f)    With respect to the Holdings Guarantees, when (i) the terms of the Holdings Guarantees and of their issuance, sale and related matters have been duly authorized and approved by all necessary action of Holdings’ Board of Directors or persons duly authorized thereby; and (ii) the Holdings Guarantees have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Holdings’ Board of Directors, then upon payment of the consideration therefor provided therein, the Holdings Guarantees will be legally issued and will constitute valid and binding obligations of Holdings.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles (regardless of whether enforcement is sought in a proceeding in equity or law), and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

I express no opinions concerning (i) the validity or enforceability of any provisions contained in either of the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the DGCL and the federal laws of the United States (except that I express no opinion with respect to any state securities laws or “blue sky” laws) (the “Applicable Laws”), and I do not express any opinion herein concerning any other law. I am licensed to practice law in the State of Texas. I have not examined any laws, regulations or other governmental proceedings other than laws and regulations of general application. I assume no, and hereby specifically disclaim any, obligation to supplement this opinion if any Applicable Law changes after the date of this opinion, or if I become aware of any facts that might change the opinions expressed above after the date of this opinion.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of Commission issued thereunder.

Very truly yours,

/s/ Courtney A. Tippy
Courtney A. Tippy Waste Management, Inc. Vice President & Corporate Secretary General Counsel—Securities & Governance